CUSIP NO 377339106

                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.


               Dated:  December  22, 1999


                           ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED
                              PARTNERSHIP

                           By:  /s/     Lawrence Totsky
                                -------------------------------
                                        Lawrence A. Totsky
                                        Chief Financial Officer


                                    ANDREW A. ZIEGLER

                                    /s/ Andrew A. Ziegler
                                   ----------------------


                                    CARLENE MURPHY ZIEGLER

                                    /s/ Carlene Murphy Ziegler
                                    --------------------------